EXHIBIT A


                                                                May 5, 1998

                    BULL & BEAR GLOBAL INCOME FUND, INC.

                 Rights Offering for Shares of Common Stock

                        SOLICITING DEALER AGREEMENT

           THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
                              June 10, 1998(1)


 Ladies and Gentlemen:

      Bull & Bear Global Income Fund, Inc., a Maryland corporation (the "Fund"), proposes to issue to holders of record (the "Record Date Shareholders") of its outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), non-transferable rights entitling such Record Date Shareholders to subscribe for shares of Common Stock and, subject to certain conditions, additional shares of Common Stock pursuant to an over-subscription privilege (the "Offer"). The shares of Common Stock for which Record Date Shareholders may subscribe pursuant to the Offer are herein referred to as the "Shares." Pursuant to the terms of the Offer, the Fund is issuing each Record Date Shareholder one non-transferable right (each a "Right" and collectively, the "Rights") for each share of Common Stock held on the record date set forth in the accompanying Prospectus (the "Prospectus"). Such Rights entitle Record Date Shareholders to acquire during the subscription period set forth in the Prospectus (the "Subscription Period"), and at the subscription price set forth in the Prospectus (the "Subscription Price"), one share for each two Rights held on the terms and subject to the conditions set forth in the Prospectus. Pursuant to the terms of the Offer, such Rights also entitle Record Date Shareholders to acquire during the Subscription Period at the Subscription Price certain additional Shares on the terms and conditions of the over-subscription privilege as set forth in such Prospectus (the "Over-Subscription Privilege").

      The undersigned, as the dealer manager (the "Dealer Manager") named in the Prospectus, has entered into a Dealer Manager Agreement dated May 5, 1998 (the "Dealer Manager Agreement") with the Fund and Bull & Bear Advisers, Inc., a Delaware corporation (the "Adviser"), pursuant to which the undersigned has agreed to form and manage, for purposes of soliciting exercises of Rights pursuant to the Offer, a group of soliciting dealers, including the undersigned, consisting of brokers and dealers who shall be members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or any foreign broker or dealer not eligible for membership who agrees to conform to the Rules of Fair Practice of the NASD, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations in the United States to the same extent as if it were a member thereof (the members of such group being hereinafter called the "Soliciting Dealers"). You are invited to become one of the Soliciting Dealers and by your confirmation hereof you agree to act in such capacity, in accordance with the terms and conditions herein and in your confirmation hereof, to obtain exercises of Rights pursuant to the Offer.

------------------------------
 1 Unless extended as described in the Prospectus of Bull & Bear Global Income Fund, Inc.


      1. Solicitation and Solicitation Material. Solicitation and other activities by you hereunder shall be undertaken only in accordance with this Agreement, the Securities Act of 1933, as amended (the "1933 Act"), the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the applicable rules and regulations of the Securities and Exchange Commission and only in those states and other jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof. Accompanying this Agreement are copies of the following documents: the Prospectus describing the terms of the Offer, a Notice of Guaranteed Delivery Form, a Nominee Holder Over-Subscription Exercise Form, a Letter of Beneficial Shareholders and a Letter of Instructions. Additional copies of these documents will be supplied in reasonable quantities upon your request. You agree that during the period of the Offer you will not use any solicitation material other than that referred to above and such as may hereafter be furnished to you by the Fund through us.

      2. Compensation of Soliciting Dealers. In full payment for the soliciting efforts to be rendered (excluding the exercise of Rights by a Soliciting Dealer for its own account or for the account of any affiliate, other than a natural person, pursuant to the Offer), the Fund agrees to pay fees (the "Solicitation Fees") to either the Soliciting Dealer or the Dealer Manager equal to 2.375% of the Subscription Price per Share for each Share issued pursuant to the Offer (such Solicitation Fees paid to the Dealer Manager are in addition to the Dealer Manager Fee (as defined in the Dealer Manager Agreement)). The Fund agrees to pay the Solicitation Fees to the broker-dealer designated on the applicable portion of the form used by the Record Date Shareholder to exercise Rights and the Over-Subscription Privilege, provided that such broker dealer has executed a confirmation accepting the terms of the Soliciting Dealer Agreement, and if no broker-dealer is so designated or a broker-dealer is otherwise not entitled to receive compensation pursuant to the terms of the Soliciting Dealer Agreement, then to pay the Dealer Manager the Solicitation Fee for Shares issued pursuant to the Offer. Payment to the Dealer Manager by the Fund will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Manager. Such payments will be made on the day after the final payment for Shares is due as set forth in the Prospectus. Payment of the Solicitation Fees to a Soliciting Dealer that executed a confirmation will be made by the Fund directly to such Soliciting Dealer to an address identified by the Soliciting Dealer by U.S. dollar checks drawn upon an account at a bank in New York City. Such payments to such Soliciting Dealers shall be made as soon as practicable after payment of the Dealer Manager Fee is made to the Dealer Manager.

      No Solicitation Fees shall be payable to a Soliciting Dealer in respect of any particular exercise of Rights if no Soliciting Dealer is so designated on the Subscription Certificate in the place so provided, and if in the opinion of counsel for the Dealer Manager, such Solicitation Fees cannot legally be paid in respect of such exercise of Rights because of the provisions of applicable state law or for any other reason. In case of any dispute or disagreement as to the amount of Solicitation Fees payable to any Soliciting Dealer hereunder or as to the proper recipient of any such Solicitation Fees, the decision of the Dealer Manager shall be conclusive. The payment of any Solicitation Fees to Soliciting Dealers shall be solely the responsibility of the Fund, but the Dealer Manager shall have no obligation or liability to any Soliciting Dealer for any obligation of the Fund or the Adviser hereunder.

      The Offer will expire on the Expiration Date as defined and set forth in the Prospectus. In order for a Soliciting Dealer to receive the Solicitation Fees, the Subscription Agent must have received from such Soliciting Dealer no later than 5:00 P.M., New York City time, on the Expiration Date, either (i) a properly completed and duly executed Subscription Certificate with respect to Shares purchased pursuant to the exercise of Rights and the Over-Subscription Privilege and full payment for such Shares; or (ii) a Notice of Guaranteed Delivery guaranteeing delivery to the Subscription Agent by the close of business on the third business day after the Expiration Date, of (a) full payment for such Shares and (b) a properly completed and duly executed Subscription Certificate (as defined in the Prospectus) with respect to Shares purchased pursuant to the exercise of Rights. The Solicitation Fees will only be paid after receipt by the Subscription Agent of a properly completed and duly executed Soliciting Dealer Agreement (as defined in the Dealer Manager Agreement) and Subscription Certificate designating the Soliciting Dealer in the applicable portion hereof. In the case of a Notice of Guaranteed Delivery, the Solicitation Fees will only be paid after delivery in accordance with such Notice of Guaranteed Delivery has been effected.

      3. Trading. You represent to the Fund, the Adviser and the Dealer Manager that you have not engaged, and agree that you will not engage, in any activity in respect of the Rights or the Shares in violation of the 1934 Act, including Regulation M thereunder. Your acceptance of Solicitation Fees will constitute a representation that you are eligible to receive such Solicitation Fees and that you have complied with the preceding sentence and your other agreements hereunder.

      4. Unauthorized Information and Representations. Neither you nor any other person is authorized by the Fund or the Dealer Manager to give any information or make any representations in connection with this Agreement or the Offer other than those contained in the Prospectus and other authorized solicitation material furnished by the Fund through the Dealer Manager, and you hereby agree not to use any solicitation material other than material referred to in this Section 4. Without limiting the generality of the foregoing, you agree for the benefit of the Fund and the Dealer Manager not to publish, circulate or otherwise use any other advertisement or solicitation material without the prior written approval of the Fund and the Dealer Manager. On becoming a Soliciting Dealer and in soliciting exercises of Rights, you agree for the benefit of the Fund and the Dealer Manager to comply with any applicable requirements of the 1933 Act, the 1934 Act, the rules and regulations thereunder, any applicable securities laws of any state or jurisdiction where such solicitations may lawfully be made, and the applicable rules and regulations of any self-regulatory organization or registered national securities exchange, and to perform and comply with the agreements set forth in your confirmation of your acceptance of this Agreement, a copy of the form of which is appended hereto.

      5. Securities Laws. The Dealer Manager assumes no obligation or responsibility in respect of the qualification of the Shares issuable pursuant to the Offer or the right to solicit Rights under the laws of any jurisdiction. You agree that you will not engage in any activities hereunder outside the United States except in jurisdictions where such solicitations and other activities may lawfully be undertaken and in accordance with the laws thereof.

      6. Termination. This Agreement may be terminated by written or telegraphic notice to you from the Dealer Manager, or to the Dealer Manager from you, and in any case it will terminate upon the expiration or termination of the Offer; provided, however, that such termination shall not relieve the Dealer Manager of the obligation to pay when due any Solicitation Fees payable to you hereunder with respect to Shares acquired pursuant to the exercise of Rights through the close of business on the date of such termination that are thereafter exercised pursuant to the Offer or relieve the Fund, or the Adviser of its obligations referred to under Section 8 hereof, and shall not relieve you of any obligation or liability under Sections 3, 4, 9 and 10 hereof.

      7. Liability of Dealer Manager. Nothing herein contained shall constitute the Soliciting Dealers as partners with the Dealer Manager or with one another, or agents of the Dealer Manager or the Fund, or shall render the Fund liable for the obligations of the Dealer Manager or the obligations of any Soliciting Dealers, or shall render the Dealer Manager liable for the obligations of any Soliciting Dealers other than itself nor constitute the Fund or the Dealer Manager the agent of any Soliciting Dealer. The Fund and the Adviser and the Dealer Manager shall be under no liability to any Soliciting Dealer or any other person for any act or omission or any matter connected with this Agreement or the Offer, except that the Fund and the Adviser shall be liable on the basis set forth in
 Section 8 hereof to indemnify certain persons. You represent that you have not purported, and agree that you will not purport, to act as agent of the Fund, Adviser or the Dealer Manager in any connection or transaction relating to the Offer.

      8. Indemnification. Under the Dealer Manager Agreement, the Fund has agreed to indemnify and hold harmless the Dealer Manager, each Soliciting Dealer, and their respective directors, officers, employees, agents and each person who controls the Dealer Manager or a Soliciting Dealer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against certain liabilities, including liabilities under the 1933 Act and the 1934 Act. By returning an executed copy of this Agreement, you agree to indemnify the Fund and the Dealer Manager (the "Indemnified Persons") against losses, claims, damages and liabilities to which the Indemnified Persons may become subject (a) as a result of your breach of your representations or agreements made herein or (b) if you (as custodian, trustee or fiduciary or in any other capacity) are acting on behalf of another entity that is soliciting exercises of Rights pursuant to the Offer (a "Soliciting Entity"), as a result of any breach by any such Soliciting Entity of the representations or agreements made herein by the Soliciting Dealers to the same extent as if such Soliciting Entity had executed the confirmation referred to in Section 13 hereof and was therefore a Soliciting Dealer that had directly made such representations and agreements. This indemnity agreement will be in addition to any liability which you may otherwise have.

      9. Delivery of Prospectus. You agree for the benefit of the Fund and the Dealer Manager to deliver to each person who owns beneficially Common Stock registered in your name, and who exercises Rights on a Subscription Certificate on which your name, to your knowledge, has been inserted, a Prospectus prior to the exercise of such person's Rights.

      10. Status of Soliciting Dealer. Your acceptance of Solicitation Fees will constitute a representation to the Fund and the Dealer Manager that you (i) have not purported to act as agent of the Fund or the Dealer Manager in any connection or in any transaction relating to the Offer, (ii) are not affiliated with the Fund or the Adviser, (iii) will not accept Solicitation Fees from the Dealer Manager pursuant to the terms hereof with respect to Shares purchased by you pursuant to an exercise of Rights for your own account or the account of any affiliate, other than a natural person, (iv) will not remit, directly or indirectly, any part of any Solicitation Fees to any beneficial owner of Shares purchased pursuant to the Offer, (v) agree to the amount of the Solicitation Fees and the terms and conditions set forth herein with respect to receiving such Solicitation Fees, (vi) have read and reviewed the Prospectus, and (vii) are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or are a foreign broker or dealer not eligible for membership who agrees to conform to the Rules of Fair Practice of the NASD, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations in the United States to the same extent as if you were a member thereof.

      11. Notices. Any notice hereunder shall be in writing or by telegram and if to you as a Soliciting Dealer shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this letter is addressed, and if to the Dealer Manager, if delivered or sent to First Albany Corporation, 53 State Street, Boston, Massachusetts 02109-2811,
 Attention: Oleg Pohotsky.

      12. Parties in Interest. The Agreement herein set forth is intended for the benefit of the Dealer Manager, the Soliciting Dealers, the Fund, and the Adviser.

      13. Confirmation. Please confirm your agreement to become one of the Soliciting Dealers under the terms and conditions set forth herein and in the attached confirmation by completing and executing the confirmation and sending it via facsimile (617-228-3052) to First Albany Corporation at 53 State Street, Boston, Massachusetts 02109-2811, Attention: Oleg Pohotsky.

      14. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed in said State.

      Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Dealer Manager Agreement or, if not defined therein, in the Prospectus.


      NOTICE: IF A COPY OF THE CONFIRMATION REFERRED TO IN SECTION 13 HEREOF IS NOT SIGNED, DATED AND RETURNED TO THE DEALER MANAGER PRIOR TO THE EXPIRATION OF THE OFFER, NO SOLICITATION FEES WILL BE PAYABLE TO A SOLICITING DEALER HEREUNDER.



                       Very truly yours,

                            FIRST ALBANY CORPORATION



                            By:  _________________________
                            Name:
                            Title:




                                 CONFIRMATION

 First Albany Corporation
 53 State Street
 Boston, Massachusetts 02109-2811

 Attention: Oleg Pohotsky
            Facsimile: (617) 228-3052

 Ladies and Gentlemen:

      We hereby confirm our acceptance of the terms and conditions of the letter captioned "Soliciting Dealer Agreement" which was attached hereto upon our receipt hereof (this "Agreement") with reference to the Offer of Bull & Bear Global Income Fund, Inc. (the "Fund") described therein.

      We hereby acknowledge that we (i) have received, read and reviewed the Prospectus and other solicitation material referred to in this Agreement, and confirm that in executing this confirmation we have relied upon such Prospectus and other solicitation material authorized by the Fund or Bull & Bear Advisers, Inc. (the "Adviser") and upon no other representations whatsoever, written or oral, (ii) have not purported to act as agent of the Fund or the Dealer Manager in any connection or in any transaction relating to the Offer, (iii) are not affiliated with the Fund or the Adviser, (iv) are not purchasing Shares for our own account or the account of any of our affiliates, other than a natural person, (v) will not remit, directly or indirectly, any part of any Solicitation Fees to any beneficial owner of Shares purchased pursuant to the Offer, and (vi) agree to the amount of the Solicitation Fees and the terms and conditions set forth in this Agreement with respect to receiving such Solicitation Fees. We also confirm that we are a broker or dealer who is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or are a foreign broker or dealer not eligible for membership who agrees to conform to the Rules of Fair Practice of the NASD, including Sections 2730, 2740, 2420 and 2750 thereof, in making solicitations in the United States to the same extent as if we were a member thereof. In connection with the Offer, we represent that we have complied, and agree that we will comply, with any applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, any applicable securities or Blue Sky laws and the rules and regulations under the Securities Act of 1933, the Securities Exchange Act of 1934 and any applicable securities or Blue Sky laws.




                               __________________________________
                               Firm Name


                               By: ______________________________
                                   Authorized Signature


                               Address:

                               __________________________________

                               __________________________________


                                DTC Number:

                               __________________________________

                               Nominee Name:

                               __________________________________

                               __________________________________



 Dated:______________, 1998


      NOTICE: IF A COPY OF THIS CONFIRMATION IS NOT SIGNED, DATED AND RETURNED TO THE DEALER MANAGER PRIOR TO THE EXPIRATION OF THE OFFER, NO SOLICITATION FEES WILL BE PAYABLE TO A SOLICITING DEALER HEREUNDER.